Exhibit 10.14


                      EMPLOYMENT AGREEMENT


      THIS  AGREEMENT, dated June 3, 1986, is made between  HILB,

ROGAL  AND  HAMILTON COMPANY OF PITTSBURGH, INC., a  Pennsylvania

corporation   ("Employer"),  and  JOHN  P.  MCGRATH  ("Employee")

residing at 350 Queenswood Drive, Zelienople, Pennsylvania 16063.

      In  consideration of the sum of $1.00, receipt of which  is acknowledged  by  Employee, Employer's  employment  or  continued

employment of Employee, and the mutual promises contained in this

Agreement, the parties agree as follows:

     1.   Employer agrees to employ Employee as ACCOUNT EXECUTIVE

for  a term of one (1) year and to pay Employee such compensation as  is mutually agreed upon; provided, however, that during  such term  either party may terminate this Agreement, with or  without cause, by giving thirty (30) days written notice to the other  of its  intent  to do so.  Unless this agreement has been previously terminated or unless either party gives thirty (30) days  written notice  to the other to the contrary, this Agreement shall  renew upon  the  same terms and conditions for like one (1) year  terms upon  the  expiration  of the initial term  and  each  succeeding

renewal  term.   Employee's compensation  shall  be  reviewed  by

Employer  not less frequently than annually during  the  term  of this  Agreement and any renewals or extensions thereof, and shall be full compensation for all services performed by Employee under this Agreement.

      2.    Employee agrees (i) to devote his full business  time

and energies to the business and affairs of Employer, (ii) to use his best efforts, skills and abilities to promote the interest of the  Employer and the related business interests of  Hilb,  Rogal and Hamilton Company ("HRH") and its other subsidiaries and (iii)

to  perform  faithfully  and  to the  best  of  his  ability  all

assignments  of  work  given to him by Employer.   (HRH  and  its

subsidiary corporations, including Employer, are herein  referred to as the "HRH Companies").

       3.     All  business,  including  insurance,  bond,   risk

management, self-insurance and other services (collectively,  the

"HRH Business"), transacted through the efforts of Employee shall be  the sole property of the Employer and the HRH Companies,  and

Employee  acknowledges  that  he  shall  have  no  right  to  any commission  or  fees resulting from the conduct of such  business other  than  in  the  form  of the compensation  referred  to  in

Paragraph  1.  Premiums, commissions or fees on the HRH  Business transacted  through the efforts of Employee shall be invoiced  to the  assured  or purchaser by Employer or one of  the  other  HRH

Companies.   All checks or bank drafts received by Employee  from

any  assured  or purchaser shall be made payable to such  company and  all  amounts collected by Employee shall be promptly  turned over to Employer.

      4.    Employee  acknowledges that, in  the  course  of  his

employment  hereunder,  he will become acquainted  and  entrusted with  certain  confidential  information  and  trade  secrets  of

Employer and the HRH Companies, concerning customers of  the  HRH

Companies  ("HRH Customers") and sources with which insurance  is placed,  which  confidential information  includes,  but  is  not limited  to,  financial data and marketing programs for  the  HRH

Companies, policy expiration dates, policy terms, conditions  and

rates,   customers'   risk   characteristics,   and   information

concerning  the insurance market for large or unusual  commercial

risks.    Employee  agrees  that  he  will  safeguard  all   such

confidential  information from exposure to  or  appropriation  by unauthorized  persons  and that he will not,  without  the  prior written  consent  of  Employer or other  applicable  HRH  Company during the term of this Agreement or any time thereafter, divulge or make any use of such confidential information except as may be

required  in  the  course  of  his  employment  hereunder.   Upon

termination  of his employment, Employee promises to  deliver  to

Employer   all   materials,   including   personal   notes    and

reproductions relating to the Employer and HRH Companies  and  to the  HRH  Business,  which  are in  his  possession  or  control.

Employee agrees that compensation and benefits otherwise owing to him  may be withheld for failure to comply with the terms of this paragraph.

       5.    In  the  event  of  any  termination  of  Employee's

employment hereunder whether by Employer or by Employee, Employee

agrees   that  for  a  period  of  three  years  following   such

termination  he  will not, without the prior written  consent  of

Employer  or  HRH,  directly  or indirectly,  solicit  or  accept insurance  or bond business from, or perform any of the  services included within the HRH Business, for any HRH Customer with  whom he  or  any  HRH  Company office in which he has worked  has  had business relations.

      6.    If,  during the period of three years  following  the

termination  of  employment  hereunder,  any  commission  or  fee becomes payable to Employee or to any person, firm or corporation by  whom Employee is then employed, as a result of a violation by

Employee  of  the  provisions  of  paragraphs  4  or  5  of  this

Agreement, Employee agrees to promptly pay to Employer an  amount equal to 75% of such commission or fee.  In addition, the parties agree  that in the event of a breach by Employee of the terms  of paragraphs  4  and/or  5  monetary  damages  alone  will  not  be sufficient  to  protect  the interest of  Employer  and  the  HRH

Companies  and, as a result, that Employer and the HRH  Companies shall  be  entitled  to  injunctive relief  against  Employee  to

prevent  the  breach  of  any such provision  hereunder.   It  is

further  agreed that the foregoing remedies shall  be  cumulative and not exclusive, and shall be in addition to any other remedies available to Employer and the HRH Companies at law or in equity.

      7.    In  the  event  that on the date  of  this  Agreement

Employee  is  employed  under  the  terms  of  a  prior  separate employment  agreement  with Employer or  any  other  of  the  HRH

Companies  ("prior employment agreement"), such prior  employment agreement  shall  not  be terminated by  the  executive  of  this

Agreement.    Rather  the  two  Agreements  shall  be   read   as

constituting one employment agreement; provided, however, that in

the   event  of  conflicts  in  the  interpretation  of  the  two

Agreements,  the  terms  of  this Agreement  will  determine  the resolution of said conflict of interpretation.

      8.    If any provision of this Agreement or any part of any

provisions  of  this Agreement is determined to be  unenforceable for  any reason whatsoever, it shall not invalidate or affect the other  portions or parts of the Agreement, which shall remain  in full  force  and  effect and be enforceable  according  to  their terms.

     WITNESS the following signatures.

                              EMPLOYER:

                              HILB, ROGAL AND HAMILTON COMPANY
                              OF PITTSBURGH, INC.


                              By: /s/
                                  ---------------------------------


                              EMPLOYEE:


                              /s/ JOHN C. MCGRATH
                              ------------------------------(SEAL)
                              JOHN C. MCGRATH